OFFICE TRANSLATION OF THE DEED OF INCORPORATION OF CINERGY GLOBAL 5 B.V., HAVING
ITS REGISTERED OFFICE AT AMSTERDAM THE NETHERLANDS

On the  twenty-seventh day October,  two thousand,  there appeared before me, Mr
Pieter Heyme Bolland, civil law notary,  officiating in Rotterdam: Serap Tultak, employed  at  Wouters  Advocaten  &  Notarissen,  at  (3063  AN)  Rotterdam,
Oostmaaslaan  71, born at Iskenderun,  Turkey,  on the nineteenth day of October nineteen  hundred and  sixty-eight,  acting for the  purposes  hereof as written attorney of the company  organised  under the laws of the  Netherlands:  Cinergy
Holdings B.V., having its registered office Amsterdam, the Netherlands, and with offices  at (1077 ZX)  Amsterdam,  the  Netherlands,  Strawinskylaan  3105.  The
appearer  stated  that said proxy by this deed  incorporates  a private  limited liability company with enactment of the following Articles of Association.
Name and domicile
Article 1
1.   The name of the company is: Cinergy Global 5 B.V.
2.   The company has its registered office at Amsterdam, the Netherlands.
Object
Article 2
The objects of the company are:
a.   to finance enterprises and companies;
b.   to  borrow,  to lend and to raise  funds,  including  the  issue of  bonds, promissory notes or other securities or evidence of indebtedness as well as to enter into agreements in connection with the aforementioned;
c.   to supply advice and to render  services to enterprises  and companies with which the company forms a group and to third parties;
d.   to render  guarantees,  to bind the  company  and to pledge  its assets for obligations  of the companies and  enterprises  with which it forms a group and on behalf of third parties;
e.   to  incorporate,  to  participate  in any way  whatsoever,  to  manage,  to supervise, to operate and to promote enterprises, companies and businesses;
f.   to obtain,  alienate,  manage and exploit registered  property and items of property in general;
g.   to trade in currencies, securities and items of property in general;
h.   to develop and trade in patent, trade marks,  licenses,  know-how and other industrial property rights;
i.   to perform any and all  activity of  industrial,  financial  or  commercial nature;
as well as everything pertaining to the foregoing, relating thereto or conducive thereto, all in the widest sense of the word. Capital and shares
Article 3
1.   The authorised  capital  amounts to ninety  thousand Euro (Euro  90.000,=), divided  into  ninety  thousand  (90,000)  shares,  numbered  1 up  to  and including 90,000, each share having a par value of one Euro (Euro 1,=).
2.   The shares shall be registered shares.
3.   No share certificate shall be issued.
4.   The issuance of shares,  alienation of shares in the capital of the company by the company,  as well as the  granting of rights to subscribe  for these shares,  shall  be  effected  by the  board  of  management  pursuant  to a resolution of the general meeting of shareholders,  - hereinafter  referred to as: "the general  meeting" - , which  resolution shall lay down the date of  issue,  the  number  of  shares  to be  issued,  as well  as the  other conditions, under the proviso that the shares are not issued below par.
5.   The general meeting may delegate its powers to pass resolutions referred to in the preceding  paragraph to another  corporate  body and may revoke such delegation.
6.   On the issuance of shares,  each shareholder shall have a pre-emptive right pro  rata  to  the  aggregate  amount  of  his  shares,  subject  to  legal provisions. The pre-emptive right shall not be transferable.
7.   The shares shall only be issued against payment in full.
8.   The company may grant loans for the  subscription  or acquisition of shares in the capital of the company,  but only to the extent of its distributable reserves.
Usufruct and right of pledge on shares
Article 4
1.   A right of  usufruct  or pledge  may be  established  on the  shares of the company.
2.   Usufructuaries and pledgees have no voting rights.
3.   Usufructuaries  and  pledgees  do not have  the  rights  granted  by law to holders of depositary  receipts for shares issued with the  co-operation of the company.
Depositary receipts for shares
Article 5
1.   The company will not co-operate  with the issue of depositary  receipts for shares.
2.   No bearer share-certificates may be issued.
Register of shareholders
Article 6
1.   The board of managing directors will keep a register which contains:
     a.   the names and addresses of shareholders;
     b.   the amount paid on each share;
     c.   the  names and  addresses  of those  who have a right of  usufruct  or pledge;
     d.   each release of liability for payment due on shares.
2.   The register must be regularly updated.
3.   Each  shareholder is obliged to ensure that his address
     is known to the company.
4.   If  requested,  the board of managing  directors  will,
     free of charge,  provide a shareholder,  a usufructuary
     or  pledgee  with an  extract  from the  register  with
     respect to his rights to a share.
5.   The board of managing directors makes the register available for inspection by shareholders at the company's offices.
Shares in joint-ownership
Article 7
1.   If shares are jointly owned,  the persons entitled to these shares may only exercise the rights  attached to these shares if they are  represented  for this purpose vis-a-vis the company by a person appointed by them in writing or by the judge.
2.   The name and address of this  representative are entered in the register of shareholders.
Transfer of shares
Article 8
1.   Each transfer of shares needs the approval of the general meeting.
2.   The application  for approval must be directed to the company,  stating the number of shares involved and the name of the person to which the applicant intents to transfer the share(s).
3.   The approval is supposed to be granted:
     a.   if no decision is taken within thirty days;
     b.   if in case the  approval is denied,  no others are  appointed  who are willing and able to buy all shares the  application  refers to against payment in cash of the price at which the shares will be valued by one or more experts.
4.   The  transfer of the shares can only take place  within  three  months after the approval has been granted or is supposed to be granted.
5.   The company can only be appointed as person  willing to buy the shares with the agreement of the applicant.
6.   If the applicant  accepts the  person(s)  willing to buy the shares on offer,  the price of the  shares  will be  determined  by the  company accountant  if he is an  independent  accountant  and  otherwise by an expert  appointed by the court  (Kantonrechter)  within whose district the  company is  statutarily  established,  unless the  parties  agree otherwise.
7.   The  applicant  making the offer is  entitled  to  withdraw  his offer within a month after being  informed of the  person(s)  willing to buy the shares and the price.
8.   The  application  for  approval and all  notifications  referred to in this article  must be send by registered  mail unless all  shareholders agree unanimously otherwise.
Acquisition of own shares
Article 9
1.   The company may only acquire shares in its own capital free of charge, or if all of the following provisions are complied with:
     a.   the  company's  own  equity  minus the  acquisition  price is not smaller than the paid-in and called up part of the share  capital plus the reserves which must be maintained by law;
     b.   the  nominal  amount of the shares in its  capital to be acquired and those already held by the company and its  subsidiaries  does not amount to more than half of the subscribed capital;
     c.   authorisation for the acquisition has been granted by the general meeting or by another company body appointed by it.
2.   The amount of the  company's  own capital  according  to the most  recently adopted balance sheet,  minus the  acquisition  price for the shares in the company's  capital,  and  minus the  distributions  out of the  profits  or reserves  to others  which were owed by the  company  and its  subsidiaries after the date the  balance was  adopted,  determines  the  validity of the acquisition.  If more  than six  months  have  passed  after a close of the financial year without annual accounts having been adopted, the acquisition in accordance with paragraph 1 is not permitted.
3.   The previous  paragraphs  do no apply to shares  acquired by the company by operation of law.
4.   Acquisition  by the company of not fully paid-up  shares in her own capital is void.
Issue and transfer of shares
Article 10
1.   For issue of shares  after  incorporation  or for the transfer of shares or for the creation or transfer of a limited right thereon, a notarial deed is required.
2.   Unless the company herself is a party to the transfer,  the rights attached to the  shares  may not be  exercised  before  the  acknowledgement  by the company - whether of no of her own accord - of the transfer,  or before the transfer has been served to the company.
Management
Article 11
1.   The company is managed by a board of management, consisting of at least one or more managing directors A and at least one or more managing directors B.
2.   The  general  meeting  determines  the number of  managing  directors A and managing  directors  B.  Managing  directors B need to be  residents of the
     Netherlands.
3.   If a  vacancy  arises  in the  board of  managing  directors,  the board of managing directors retains its powers.
4.   In the event of the  absence or failure to appear of one or more  directors
     B, the general  meeting will - with due  observance  of the  provisions  of paragraph 1. of this article - make temporarily provisions. In the event of the  absence  or  failure  to appear of all the  directors,  or of the sole director,  the general  meeting will, with due observance of the provisions of paragraph 1. of this article, make temporarily provisions.
Appointment, dismissal and salaries of managing directors
Article 12
1.   The managing directors are appointed by the general meeting.
2.   The general  meeting will  determine  the salaries and other  conditions of employment of every managing director.
3.   Managing  directors may be suspended or dismissed by the general meeting at any time.
4.   The board of managing  directors adopt a charter,  setting out rules on the decision  making  process of the board of managing  directors.  The charter requires the approval of the general meeting.
5.   The board of managing  directors may adopt an allocation of duties  stating for which duty each  managing  director  has a prime  responsibility.  Such allocation of duties requires the approval of the general meeting.
6.   The board of management meets as often as the board deems necessary.  Valid resolutions  may only be adopted by the board of management if at least one director A and two directors B are present. All resolutions of the board of management  are adopted  with an absolute  majority of the votes cast.  The board of management may also adopt board resolutions by telephone or telex, or any other proper means of communication (Internet, E-Mail).
Approval of management decisions
Article 13
1.   The  general  meeting  may  submit  resolutions  of the  board of  managing directors to its approval.  Such  resolutions are to be clearly defined and notified in writing to the board of managing directors.
2.   The  approval  referred to in the  previous  paragraph  does not have to be given for each individual case if it has been granted in a general sense.
3.   The  board  of  managing  directors  has  to  act in  accordance  with  the directions of the general  meeting  concerning the  financial,  economical, social and personnel management.
Representation of the company
Article 14
1.   The  board of  management  and each  managing  director  A  represents  the company.  The  company  may also be  represented  by a managing  director A acting jointly with a managing director B.
2.   If  the  company  has  conflicting  interests  with  one or  more  managing directors,  the company  may,  with due  observance  of the  provisions  of paragraph  1 of  this  article,  still  be  represented  by  that  managing director.  The general  meeting is always  empowered to appoint one or more persons for this purpose.
3.   Legal  acts  between  the  company  and the holder of all the shares in the capital of the  company  have to be laid down in writing if the company has been represented by the  shareholder.  The obligation to lay down the legal act in writing also applies if the company is  represented  by a person who is entitled to a  matrimonial  community of goods of which all shares are a part.
4.   For the  application  of  paragraph  3,  shares  held by the company or its subsidiaries are not taken into account.  Paragraph 3 does not apply if the legal acts,  and their  conditions  as agreed on, are part of the customary conduct of the business of the company.
General meeting
Article 15
1.   The annual general meeting is held no more than six months after the end of the financial year.
2.   The agenda of that meeting will contain at least the following points:
     a.   the annual report;
     b.   adoption of the annual accounts;
     c.   determination of the distribution of profits.
3.   Extraordinary  general  meetings  are  held  whenever  one of the  managing
     directors   considers  this  desirable,   or  one  or  more   shareholders,
     collectively  representing  at least one tenth of the issued share capital, request this in writing, detailing the subjects to be dealt with.
Place and calling of the meeting
Article 16
1.   The general  meetings  will be held in Amsterdam,  Rotterdam,  The Hague or
     Haarlemmermeer (Schiphol Airport).
2.   All the shareholders must be notified of a general meeting.
3.   The general meeting is called by the board of managing directors by letters sent to the addresses stated in the register of shareholders.
4.   The letters contain the time and place of the general  meeting,  as well as the subjects to be dealt with.
5.   The general  meeting  will be called no later than  fifteen days before the day of the general meeting.

Chairmanship
Article 17
The general meeting chooses its own chairman.
Minutes
Article 18
1.   Minutes of the business of the general meeting shall be drawn up, which are signed by the chairman of the general meeting and by a person  appointed by him.
2.   If an official record of the business of the general meeting is drawn up by a notary,  it suffices for the  chairman of the general  meeting to co-sign this.
Rights related to the meeting
Article 19
1.   Each shareholder is entitled to attend and speak at the general meeting.
2.   Each  shareholder  may be  represented  at the  general  meeting by someone authorised in writing.
Decision making
Article 20
1.   Each share confers the right to cast one vote.
2.   All  resolutions  are adopted with an absolute  majority of the votes cast, unless these articles of association require a larger majority.
3.   Blank votes and invalid votes are considered not to have been cast.
4.   Voting on business matters occurs orally;  voting on persons takes place in writing by unsigned ballot.
5.   In the case of a tie in votes on business  matters,  the  proposal has been rejected.
6.   If no one has  acquired  an  absolute  majority in a vote on persons in the first  vote,  a new,  free  vote is  held.  If again  there is no  absolute majority,  there is another  vote  between the two persons who obtained the most votes between them in the second vote.  If necessary,  an interim vote is held to decide  between  which two persons the new vote will be held. In the case of a tie in votes  after  the new vote  lots  will be drawn by the chairman of the general meeting to reach a decision.
7.   All  proposals  may be  accepted  by  acclamation  if none  of the  persons entitled to vote opposes this.
8.   No vote may be cast in the general meeting for a share which is held by the company or by a subsidiary company.
9.   In determining  to what extent the  shareholders  are voting,  attending or represented,  or to what  extent  the share  capital is made  available  or represented,  the shares for which the law states that no vote can be cast, are not taken into account.
Decision-making when the
entire subscribed capital is present
Article 21
The general  meeting may adopt  resolutions  regarding all subjects which arise, provided that there is an unanimous vote, if all the  shareholders  are present, even if the provisions on the place and calling of the general  meeting have not been complied with.

Decision-making without calling a general meeting
Article 22
Shareholders  may also  adopt  resolutions  without  calling a general  meeting, provided that all the shareholders have declared to be in favour of the proposal in writing, by telegraph, telex or fax.
Financial year
Article 23
The financial year coincides with the calendar year.
Annual accounts
Article 24
1.   The  board  of  managing  directors  will  draw  up  the  annual  accounts, consisting  of the balance  sheets and a profit and loss  account,  with an explanation  thereto,  within five months of the end of the financial year, unless this period has been  extended by the general  meeting for a maximum of six months on grounds of special circumstances.
2.   The annual accounts are signed by all managing directors;  if any signature is missing, the reason for this is stated.
Discharge of the management
Article 25
The  unconditional  adoption  of the  annual  accounts  by the  general  meeting discharges,  subject to legal  limitations,  the  managing  directors  for their management for the financial year concerned.
Dividend
Article 26
1.   The profit is entirely at the disposal of the general meeting.
2.   The company may only make distributions to shareholders and others entitled to  profits,  in as far as its equity is larger than the paid-up and called part of the capital, plus the reserves which must be maintained by law.
3.   Distribution of profits occurs after the annual accounts have been adopted, evidencing that such is justified.
4.   The  company  may only make  interim  distributions  if the  provisions  of paragraph 2 have been complied with.
5.   No profit is paid on shares to the company.
6.   The claim to dividend expires after five years.
Amendments to the articles of association
and dissolution of the company
Article 27
1.   A  resolution  to amend the  articles of  association,  or to dissolve  the company, may only be adopted by the general meeting.
2.   In calling a general  meeting in which there shall be dealt with a proposal to amend the articles of association, the text of the proposed amendment to the  articles of  association  shall be included  in the  notification.  In addition,  this text will be made  available at the  company's  offices for inspection by  shareholders  from the day the meeting is called until after the meeting.

Liquidation
Article 28
1.   Following the dissolution of the company,  the liquidation will be effected by the managing directors, unless the general meeting resolves otherwise.
2.   The general meeting determines the remuneration of the liquidators.
3.   During the liquidation,  the provisions of the articles of association will remain  in force in as far as  possible,  such that the  provisions  on the board of managing directors apply to the liquidators.
4.   Anything   remaining  after  payment  to  the  creditors  is  paid  to  the shareholders in proportion to the number of shares they own.
5.   The books and records of the company will remain with the person  appointed for this purpose by the general meeting for the period required by the law.
Concluding declarations
The appearer further declared:
-    That eighteen thousand (18,000) shares of the authorised capital,  numbered
     1 up to and  including  18,000,  each share  having a par value of one Euro
     (Euro 1,=), have been placed with the incorporator,  so that the subscribed capital amounts to eighteen thousand Euro (Euro 18.000,=).
-    That for the benefit of the company the  incorporator  has agreed to pay up his shares in full in money, which payment has been effected, which appears from the  statement  to be attached to this deed as referred to in the law, which  payment is hereby  accepted  by the  company.  Any  surplus  payment transferred by the incorporator to the bank account of the company, will be allocated to the share premium reserve of the shares.
-    That payment in foreign currency is permitted.
-    That the initial managing directors A shall be:
     a.   Mr.  David Lee Wozny,  residing at West  Chester,  45069 Ohio,  United
          States of America,  5154 Senour  Drive,  born in South Bend,  Indiana,
          United States of America,  on the  sixteenth  day of October  nineteen hundred and fifty-eight, of American nationality; and
     b.   Mr. John  Bryant,  residing  at  Wimbledon,  SW19 7HT  London,  United
          Kingdom,  105 Home Park Road, born in Croydon,  United Kingdom, on the eleventh  day of June  nineteen  hundred  and  forty-six,  of  British nationality;
-    That the initial managing directors B shall be:
     a.   Mr Paul van Baarle,  residing at 3013 AL Rotterdam,  the  Netherlands,
          Weena 399 D, and born in Rotterdam, the Netherlands,  on the fifteenth
          day  of  September,   nineteen  hundred  and  fifty-eight,   of  Dutch
          nationality;
     b.   Mr Nanno  Steven van der Werff,  residing  at 1013 GD  Amsterdam,  the
          Netherlands,  Binnen  Vissersstraat  14,  fourth  floor,  and  born in
          Leeuwarden,  the  Netherlands,  on the  eighteenth  day of  September, nineteen hundred and sixty-four, of Dutch nationality;
     c.   Mr. Louis Fricot,  residing at (1181 RP) Amstelveen,  the Netherlands,
          Charlotte van Montpensierlaan  73, born in Hulst, the Netherlands,  on the sixteenth day of April nineteen  hundred and  forty-one,  of Dutch nationality.
-    That the first office  address of the company  shall be: 1077 ZX Amsterdam, the Netherlands, Strawinskylaan 3105.
-    That  the  first  financial  year  shall  end  on the  thirty-first  day of
     December, two thousand one.
-    That the  ministerial  declaration  of  non-objection,  as  referred  to in article  2:175 of the  Dutch  Civil  Code was  granted  on the fifth day of
     October,  two thousand,  under number B.V. 113.2977 and is attached to this deed.
POWER OF ATTORNEY
The  aforementioned  power of attorney  appear  sufficiently,  to me,  civil law notary,  from one (1) private deed,  fax copy of which power of attorney will be attached to this deed. The appearer is known to me, civil law notary. Whereof an original  deed  drawn up to be kept in the  notary's  custody  was  executed  in
Rotterdam on the date first above written. Before reading out, a concise summary as well as an  explanation  of the contents of this  instrument was given to the appearer.  She then  declared that she had noted the contents and did not want a full reading  thereof.  Thereupon,  after limited  reading,  this instrument was signed by the appearer and by me, notary.